Exhibit 99.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 15th day of June, 2021, by and among Decarbonization Plus Acquisition Corporation III, a Delaware corporation (the “Issuer”), Solid Power, Inc., a Colorado corporation (“Solid Power”), and the undersigned (“Subscriber”).

Background

Concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into the Business Combination Agreement and Plan of Reorganization, dated as of the date hereof (as may be amended or supplemented, the “Combination Agreement”), among the Issuer, DCRC Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Issuer (“Merger Sub”), and Solid Power, pursuant to which the Issuer will acquire Solid Power, on the terms and subject to the conditions set forth therein (the “Transaction”).

In connection with the Transaction, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer the number of shares of the Issuer’s Class A common stock (“Common Stock”), par value $0.0001 per share (the “Class A Shares”), set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share (the “Share Purchase Price”, and the aggregate purchase price set forth on the signature page hereto the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer at the Closing Date (as defined below).

In connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act, and each such institutional “qualified institutional buyer” or “accredited investor,” an “Other Subscriber”), have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date, Class A Shares at the Share Purchase Price (the “Other Subscription Agreements” and collectively, the “Offering”).

Agreements

In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber shall subscribe for and purchase, and the Issuer shall issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

a. Subject to the satisfaction or waiver of the conditions set forth in Sections 2(c) and 2(d) (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing), the closing of the Subscription contemplated hereby (the “Closing”) shall occur substantially concurrently with, and is contingent on, the closing of the Transaction (the “Closing Date”). Not less than five (5) business days prior to the anticipated Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the anticipated Closing Date.

b. By 10:00 a.m., New York City time, on the business day preceding the anticipated Closing Date (unless otherwise provided below), subject to the satisfaction or waiver of the conditions set forth in Sections 2(c) and 2(d) (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing):

(i) Subscriber shall deliver to the Issuer the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice; and

(ii) The Issuer shall (x) issue to Subscriber the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (y) deliver a copy of the records of the Issuer’s transfer agent showing the Subscriber (or such nominee or custodian, as applicable) as the owner of the Acquired Shares on and as of the Closing. Each book entry for the Acquired Shares shall contain a notation in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

c. The Issuer’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by the Issuer, of each of the following conditions:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date) and the closing of the Transaction shall be scheduled to occur concurrently with or immediately following the Closing;

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay or materially impair the ability of the Subscriber to consummate the Closing;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent), which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined in the Combination Agreement)); and

(iv) all conditions precedent to the Issuer’s obligation to effect the Transaction set forth in the Combination Agreement shall have been satisfied or waived (other than those conditions that (x) may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements).

d. Subscriber’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the written waiver by Subscriber, of each of the following conditions:

(i) (a) from and after the date hereof, there shall not have occurred a Material Adverse Effect (defined below) and (b) Issuer shall have obtained all consents or approvals (including any approval of Issuer’s shareholders) necessary to permit Issuer to perform its obligations under this Agreement and consummate the Transactions;

(ii) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date) and the closing of the Transaction shall be scheduled to occur concurrently with or immediately following the Closing and the consummation of the Closing shall constitute a reaffirmation by the Issuer of each of the representations, warranties and agreements of the Issuer contained in this Subscription Agreement as of the Closing Date;

(iii) the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay or materially impair the ability of the Issuer to consummate the Closing;

(iv) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(v) without Subscriber’s prior written consent, there shall not have been any waiver, amendment or modification to the Combination Agreement (as the same exists on the date of this Subscription Agreement) that would reasonably be expected to materially adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement;

(vi) other than the Other Subscription Agreements, neither the Issuer nor Solid Power shall have entered into any side letter or similar agreement with any Other Subscriber that materially benefits such Other Subscriber thereunder unless Subscriber has been offered substantially the same benefits;

(vii) all conditions precedent to the closing of the Transaction set forth in the Combination Agreement shall have been satisfied or waived (other than those conditions that (x) may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements);

(viii) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits the Other Subscribers unless the Subscriber has been offered substantially the same benefits; and

(ix) no suspension of the qualification of the Acquired Shares for offering or sale or trading on The Nasdaq Stock Market LLC (“Nasdaq”), or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

e. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may determine to be necessary to consummate the Subscription.

f. In the event the closing of the Transaction does not occur within one (1) business day of the anticipated Closing Date identified in the Closing Notice, the Issuer shall promptly (but not later than one (1) business day thereafter) return the Purchase Price without any deduction for or on account of any tax, withholding, charges, or set-off to Subscriber by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return, unless and until this Subscription Agreement has been terminated pursuant to Section 7 herein, (i) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (ii) Subscriber shall, subject to the terms and conditions set forth herein, remain obligated (A) to redeliver the Purchase Price to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For purposes of this Subscription Agreement, “business day” shall mean any day other than (x) a Saturday or Sunday or (y) a day on which the banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

g. Prior to or at the Closing: (i) Subscriber shall deliver to the Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 and (ii) upon Subscriber’s request, Issuer shall deliver to Subscriber a duly completed and executed Internal Revenue Service Form W-9 or W-8BenE, as applicable.

3. Issuer Representations and Warranties. The Issuer represents and warrants that:

a. The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under applicable laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

c. This Subscription Agreement, the Other Subscription Agreements and the Combination Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer. The Transaction Documents constitute the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

d. The execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein and therein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, general affairs, properties, prospects, financial condition, stockholders’ equity, management, or results of operations of the Issuer, (y) the validity of the Acquired Shares or (z) the legal authority or ability of the Issuer to timely comply with the terms of the Combination Agreement or this Subscription Agreement, including the sale and issuance of the Acquired Shares (a “Material Adverse Effect”); (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

e. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Loans (as defined in Section 9(d)) or related warrants, (ii) the Acquired Shares or (iii) the Class A Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

f. The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

g. The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 9(o), (iv) those required by Nasdaq, including with respect to obtaining stockholder approval, and (v) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

h. As of the date hereof and as of immediately prior to the Closing: the authorized capital stock of the Issuer consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 250,000,000 Class A Shares and (iii) 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Shares” and, together with the Class A Shares, the “Common Stock”). As of the date hereof and as of immediately prior to the Closing (except with respect to warrants that may be issued as described in Section 9(d)): (A) no shares of Preferred Stock are issued and outstanding, (B) 35,000,000 Class A Shares are issued and outstanding, (C) 8,750,000 Class B Shares are issued and outstanding and (D) 18,333,334 warrants (the “DCRC Warrants”), each entitling the holder thereof to purchase one Class A Share at an exercise price of $11.50, are outstanding (“Warrants”). No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Other than DCRC Merger Sub Inc., as of the date hereof, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Issuer in connection with the Issuer’s initial public offering on March 26, 2021 pursuant to which the Issuer’s sponsors and the Issuer’s executive officers and independent directors agreed to vote in favor of the Transaction, and (B) as contemplated by the Combination Agreement. Except as set forth above and pursuant to the Other Subscription Agreements, the Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Documents (as defined below), as of the date of this Subscription Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Common Stock, Preferred Stock or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests.

i. The Issuer has not received any written communication from a governmental entity alleging that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

j. The issued and outstanding Class A Shares are, and upon the closing of the Transaction will be, registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the Issuer’s knowledge, threatened against the Issuer by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on Nasdaq. The Issuer has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on Nasdaq.

k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

l. Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

m. Neither the Issuer nor Decarbonization Plus Acquisition Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), has entered into any subscription agreement, side letter or other agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Issuer other than (i) the Other Subscription Agreements and (ii) the letter agreement, dated March 23, 2021, by and among the Sponsor, the Issuer and the other parties thereto. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Share Purchase Price and terms that are no more favorable to any such Other Subscriber thereunder than the terms of this Subscription Agreement.

n. The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since its initial registration of the Class A Shares (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Document that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of all other SEC Documents; provided, that, with respect to the proxy statement to be filed by the Issuer with respect to the Transaction or any of its affiliates included in any SEC Document or filed as an exhibit thereto, the representation and warranty in this sentence relating to any person or entity other than the Issuer is made to the Issuer’s knowledge. Except with respect to the Issuer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, the Issuer has timely filed each report, statement, schedule, prospectus and registration statement that the Issuer was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents. Subject to the immediately following sentence, the financial statements of the Issuer included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, no representation is being made with respect to the accounting treatment of the issued and outstanding DCRC Warrants arising in connection with any required restatement of DCRC’s historical financial statements, or as to any deficiencies in disclosure (including with respect to financial statement presentation or accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities.

o. There is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the Issuer’s knowledge, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer, except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

p. The Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares, except for placement fees payable to J.P. Morgan Securities LLC (“J.P. Morgan”), Citigroup Global Markets Inc. (“Citigroup”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”), in their capacity as placement agents for the offer and sale of the Acquired Shares (in such capacity, the “Placement Agents”).

q. None of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

r. The Issuer is not, and immediately after receipt of payment for the Acquired Shares and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

s. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide the Issuer with any notice thereof; provided, however, that neither the Issuer or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Acquired Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Issuer in all respects.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

a. Subscriber has been duly formed or incorporated and is validly existing in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally or (ii) principles of equity, whether considered at law or equity.

c. The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement (a “Subscriber Material Adverse Effect”); (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” (each as defined above) and Subscriber has full investment discretion with respect to such accounts, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of owners of such accounts and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares and is an “institutional account” as defined by FINRA Rule 4512(c). Accordingly, Subscriber is aware that this offering of the Acquired Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J).

e. Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain the legend set forth in Section 2(b)(ii). Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of the Acquired Shares.

f. Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Code, or any applicable similar law.

h. In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent investigation, the investor presentation provided to Subscriber and the Issuer’s representations and warranties in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agents or any of their respective affiliates, or any of their respective officers, directors, employees or representatives, concerning the Issuer or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received and has had the opportunity to review such information as Subscriber deems necessary to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

i. Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or the Placement Agents. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Acquired Shares, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal, economic and tax advice as Subscriber has considered necessary to make an informed investment decision. Accordingly, Subscriber acknowledges that the offering of the Acquired Shares meets the institutional account exemptions from filing under FINRA Rule 2111(b).

k. Subscriber acknowledges and agrees that neither the Placement Agents nor any affiliate of any of the Placement Agents (nor any officer, director, employee or representative of any of the Placement Agent or any affiliate thereof) has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Subscriber acknowledges that none of the Placement Agents, affiliates of the Placement Agents or their respective officers, directors, employees, representatives or controlling persons (i) has made any representation as to the Issuer or the quality of the Acquired Shares, (ii) has made an independent investigation with respect to the Issuer or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iii) has acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of the Acquired Shares, (iv) has provided a disclosure or offering document in connection with the offer and sale of the Acquired Shares or (v) has acted as an underwriter or in any other capacity or as a fiduciary for the Issuer, Solid Power, or any other person or entity in connection with the Transaction.

l. Alone, or together with any professional advisors, Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

m. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

n. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (together with its implementing regulations, the “BSA/PATRIOT Act”), that, to the extent required, Subscriber maintains policies and procedures reasonably designed to comply with the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including screening its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

o. If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, “Plans”), then Subscriber represents and warrants that (i) neither the Issuer nor its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Acquired Shares; and (ii) its purchase of the Acquired Shares will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, or any applicable Similar Law.

p. At the Closing, Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 2(b)(i).

q. As of the date hereof Subscriber does not have, and during the thirty (30) day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Issuer. Notwithstanding the foregoing, (i) the representation set forth in this Section 4(q) shall not apply to other entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Agreement.

r. Subscriber agrees that none of (i) any Other Subscriber pursuant to the Other Subscription Agreements entered into in connection with the offer and sale of Class A Shares (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber) or (ii) J.P. Morgan, Citigroup, Stifel, their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, in each case, absent their own gross negligence, fraud or willful misconduct, or (iii) any other party to the Combination Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares.

s. Subscriber acknowledges and agrees that (i) the Placement Agents have not made and will not make any representation or warranty, whether expressed or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transaction, and (ii) the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial conditional, operations, properties or prospects of, or any other matter concerning the Issuer, Solid Power or the Transaction.

t. Subscriber acknowledges that: (i) Stifel is also acting as financial advisor to Solid Power with respect to the Combination Agreement and will receive compensation from Solid Power for such services and (ii) J.P. Morgan will receive a fee described in the Prospectus (as defined below).

u. Subscriber acknowledges and understands that J.P. Morgan, in addition to its role as a Placement Agent, is advising the Issuer as a mergers and acquisitions advisor in the Transaction.

5. Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Agreement until the Closing Date or earlier termination of this Subscription Agreement, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to the Class A Shares. For purposes of this Section 5, “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct and indirect stock pledges (other than pledges in connection with a bona fide margin agreement or in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps or similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers, in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act). Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales, (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the restriction set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement, and (iii) this Section 5 shall not apply to (a) any sale (including the exercise of any redemption right) of securities of the Company (i) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (ii) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement or (b) ordinary course, non-speculative hedging transactions.

6. Registration Rights.

a. The Issuer agrees that, within thirty (30) days after the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”), registering the resale of the Acquired Shares naming the Subscriber as a selling shareholder thereunder, which Registration Statement may also include (i) Class A Shares issuable upon exercise of outstanding warrants, (ii) Class A Shares and other securities held by the Sponsor, its affiliates and certain directors of the Issuer, and (iii) Class A Shares issued pursuant to the Combination Agreement, and the Issuer shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing Date and (ii) the 5th business day after the date the Issuer is initially notified (orally or in writing) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that if the Commission is closed for operations or otherwise operating at reduced capacity due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations or at reduced capacity; provided, further that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided, further, that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. Notwithstanding the foregoing, if the Commission prevents the Issuer from including the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Acquired Shares by the applicable stockholders or otherwise (a “Rule 415 Cutback”), such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and the Issuer shall use its commercially reasonable efforts to file with the Commission, as promptly as practicable and as allowed by the Commission, one or more registration statements to register the resale of the Acquired Shares that were not registered on the initial Registration Statement. Upon notification by the Commission that the Registration Statement has been declared effective, within two (2) business days thereafter, the Issuer shall file the final prospectus under Rule 424 under the Securities Act. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of filing the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the option, in its sole and absolute discretion, to either (i) have an opportunity to withdraw from the Registration Statement or (ii) be included as such in the Registration Statement. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 6.

b. In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any Acquired Shares, (ii) the date all Acquired Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) two years from the Effectiveness Date of the Registration Statement.

(ii) advise Subscriber within two (2) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires making changes in any Registration Statement or prospectus so that, as of such date, any Registration Statement does not contain an untrue statement of a material fact or does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus does not include an untrue statement of a material fact or does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent required to provide notice to Subscriber of the occurrence of the events listed in (1) through (5) above may be deemed to be material, nonpublic information;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Class A Shares issued by the Issuer have been listed;

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and to enable Subscriber to sell the Acquired Shares under Rule 144; and

(vii) subject to receipt from Subscriber by the Issuer and its transfer agent of customary representations and other documentation reasonably acceptable to the Issuer and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of the Issuer’s counsel, to be provided by the Issuer, at the Issuer’s sole expense, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, Subscriber may request that the Issuer remove any legend from the book entry position evidencing its Acquired Shares following the earliest time such Acquired Shares (A) have been or are about to be sold or transferred pursuant to an effective registration statement or (B) have been or are about to be or are eligible to be sold without restriction under, and without the Issuer being in compliance with the current public information requirements of Rule 144. If restrictive legends may be removed for such Acquired Shares pursuant to the foregoing, the Issuer shall, in accordance with the provisions of this section and within two (2) business days of any request thereof from Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent instructions that (i) the transfer agent shall make a new, unlegended entry for such book entry Acquired Shares and (ii) in the event the Acquired Shares are about to be sold, the transfer agent shall transfer all of the unlegended Acquired Shares to the Subscriber as promptly as possible. The Issuer shall be responsible for the fees of its legal counsel and transfer agent and all DTC fees associated with such issuance. The Issuer shall use its commercially reasonable efforts to have the legend removal referenced above apply to all shares held by the Subscriber in a single transaction.

c. Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or an event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions, for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of a Suspension Event (which notice shall not contain any material, nonpublic information or subject Subscriber to any duty of confidentiality) while the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatements or omissions referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales and (ii) it will maintain the confidentiality of information included in such written notice, and the fact that such notice has been delivered by the Issuer, unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy shall not apply (A) to the extent Subscriber is required to retain a copy of such prospectus (x) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

d. Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

e. The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), its directors, officers, agents and employees and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, agents and employees of such controlling person to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including reasonable external attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except only to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in the Registration Statement, (B) in connection with any failure of such person, to the extent required, to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner or (C) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(c) hereof. The Issuer shall notify Subscriber reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6(e) of which the Issuer receives notice in writing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.

f. Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or arising out of or relating to any omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to (i) and/or (ii), only to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 6(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation. Subscriber shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6(f) of which Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.

g. Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the judgment of any indemnified party, based on advice of counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

h. If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Acquired Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(h) from any person or entity who was not guilty of such fraudulent misrepresentation.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereto shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time the Combination Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) at the election of Subscriber upon a breach of any representation, warranty, covenant or agreement on the part of the Issuer set forth in this Subscription Agreement, or if any representation or warranty of the Issuer shall have become untrue, in either case, such that the conditions set forth in Section 2(d) are not capable of being satisfied by the End Date (as defined below) and (d) at the election of Subscriber, on or after the date that is 180 days after the date hereof (the “End Date”) if the Closing has not occurred on or prior to such date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Combination Agreement promptly after the termination of such agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by the Subscriber of the Purchase Price for the Acquired Shares, the Issuer shall promptly (but not later than one business day thereafter) return the Purchase Price to the Subscriber by wire transfer of immediately available funds to the account specified by Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

8. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated March 23, 2021 (the “Prospectus”), available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and the underwriters of the Issuer’s initial public offering. The cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus, except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocable waives all right, title and interest, or claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 8 shall (x) serve to limit or prohibit the Subscriber’s right to pursue a claim against Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Subscriber may have in the future against

Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to such securities of the Issuer.

9. Miscellaneous.

a. Each party hereto acknowledges that the other party hereto and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify each party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects (or in all respects if such acknowledgments, understandings, agreements, representations or warranties are qualified by materiality, Material Adverse Effect or Subscriber Material Adverse Effect). The parties acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the parties contained in this Subscription Agreement.

b. Each of the Issuer and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies; provided that, with respect to any such production by the Issuer, the Issuer shall provide the Subscriber with prior written notice.

c. Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, (i) the Issuer may not transfer or assign all or a portion of its rights under this Subscription Agreement without the prior consent of the Subscriber and (ii) Subscriber may not transfer or assign all or a portion of its rights under this Subscription Agreement (and the rights set forth in Section 6) without the prior consent of the Issuer other than to a fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 4 and completes Schedule A hereto, and, in the event of a transfer or assignment to a fund or account managed by the same investment manager as Subscriber, Subscriber shall not be relieved of any of its obligations hereunder. In the event of such a transfer or assignment, Subscriber shall update Schedule B to provide the information required therein.

d. Subscriber hereby acknowledges and agrees that the Issuer may incur indebtedness pursuant to loans (the “Loans”) from the Sponsor or an affiliate thereof or certain of the Issuer’s officers and directors to finance the Issuer’s transaction costs in connection with the Transaction. Subscriber further acknowledges and agrees that up to $1,500,000 of such Loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender and that any such conversion shall not constitute a breach or violation of any of the terms or provisions of, or constitute a default under, this Subscription Agreement.

e. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing until the expiration of any applicable statute of limitations. For the avoidance of doubt, if for any reason the Closing does not occur prior to or substantially concurrently with the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereto shall survive the consummation of the Transaction and remain in full force and effect until the expiration of any applicable statute of limitations.

f. The Issuer may request from Subscriber such additional information as the Issuer may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures and within Subscriber’s possession and control or otherwise readily available to Subscriber; provided, that the Issuer agrees to keep any such information provided by Subscriber confidential.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. Each of the Issuer and Subscriber acknowledges and agrees that (A) this Subscription Agreement is being entered into in order to induce Solid Power to execute and deliver the Combination Agreement and without the representations, warranties, covenants and agreements of the Issuer and Subscriber hereunder, Solid Power would not enter into the Combination Agreement; (B) each representation, warranty, covenant and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of Solid Power; and (C) Solid Power may seek to enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of the Issuer under this Subscription Agreement.

j. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

k. This Subscription Agreement may be executed in two (2) or more counterparts (including by a “.pdf” format data file or by other electronic means including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

l. Each party shall pay its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

m. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when delivered by telecopy (to such number specified below or other numbers as such person may subsequently designate by notice given hereunder), (c) when sent by email, with no mail undeliverable or other rejection notice or (d) five (5) business days after the date of mailing to the address below or to other addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Decarbonization Plus Acquisition Corporation III

2744 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention: Peter Haskopoulos; Robert Tichio

Email: phaskopoulos@riverstonellc.com; rtichio@riverstonellc.com with required copies to (which copies shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin St.

Suite 2500

Houston, TX 77002

Attention: E. Ramey Layne; Dan Komarek

Email: rlayne@velaw.com; dkomarek@velaw.com

Solid Power, Inc.

486 S. Pierce Ave. Suite E

Louisville, CO 80027

Email: legal@solidpowerbattery.com

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attention: Robert O’Connor

Email: roconnor@wsgr.com

and

(iii) if to the Placement Agents, to:

J.P. Morgan Securities LLC

383 Madison Ave

New York, NY 10179

Attention: Troy Wagner

Email: troy.wagner@jpmorgan.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: Arash Nazhad

Email: arash.nazhad@citi.com

Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 12th Floor

New York, NY 10019

Attention: Bill Bunting

Email: buntingb@stifel.com

with a required copy to (which copy shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Anna Pinedo

Email: apinedo@mayerbrown.com

n. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE

STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(n).

o. The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Other Subscription Agreements, the Combination Agreement, the Transaction and any other material, non-public information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Issuer or its officers, directors or employees. Notwithstanding anything in this

Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or its affiliates, or include the name of Subscriber or its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) in a press release or marketing materials of the Issuer in connection with the Transaction to the extent such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 9(o) and (iii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iii), and shall reasonably consult with Subscriber regarding such disclosure.

p. Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of Solid Power (not to be unreasonably withheld, conditioned or delayed); provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

q. Remedies. The parties hereto agree that irreparable damage may occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9(n), in addition to any other remedy to which any party is entitled at law or in equity.

r. Adjustments. If any change in the Class A Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Acquired Shares issuable to the Subscriber and the Purchase Price shall be appropriately adjusted to reflect such change.

10. Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty or other information made or provided by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations expressly contained in this Subscription Agreement, in making its investment or decision to invest. Subscriber acknowledges and agrees that, other than the statements, representations and warranties expressly contained in this Subscription Agreement, none of (i) any Other Subscriber (including any Other Subscriber’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) absent their own gross negligence, fraud or willful misconduct, the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing shall have any liability to Subscriber, or to any other investor, pursuant to, arising out of or relating to this

Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Placement Agents or any Non-Party Affiliate (as defined below) concerning the Issuer, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer, the Placement Agents or any of their respective controlled affiliates or any family member of the foregoing.

11. Other Subscribers. The obligations of Subscriber and each Other Subscriber in connection with the Offering are several and not joint, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber in connection with the Offering. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Subscriber and each Other Subscriber shall be entitled to independently protect and enforce its rights, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

Each of the Issuer, Solid Power and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

Decarbonization Plus Acquisition Corporation III

By:
Name:	Peter Haskopoulos
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

Signature Page to

Subscription Agreement

Solid Power, Inc.

By:
Name:	Douglas Campbell
Title:	Chief Executive Officer

Signature Page to

Subscription Agreement

SUBSCRIBER: Name of Subscriber:

Signature of Subscriber:

By:
Name:
Title:

Name in which securities are to be registered (if different):

Email Address:

Subscriber’s EIN:

Address:

Attn:

Telephone No.: _________________________

Facsimile No.: __________________________

Aggregate Number of Acquired Shares subscribed for: _________

Aggregate Purchase Price: $_________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to

Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:

☐

Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, partnership, or limited liability company that was not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000.

☐	Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Subscriber is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Subscriber is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐	Subscriber is an investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940.

Schedule A-1

☐	Subscriber is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Subscriber is an investment company registered under the Investment Company Act of 1940.

☐	Subscriber is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Subscriber is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Subscriber is a “Rural Business Investment Company” as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐

Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐

Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

☐	A insurance company; or

☐	A registered investment adviser.

☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐

Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐

Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

Schedule A-2

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Schedule A-3

SCHEDULE B

SCHEDULE OF TRANSFERS

Subscriber’s Subscription was in the amount of ____________ Class A Shares. The following transfers of a portion of the Subscription have been made:

Date of Transfer or Reduction	Transferee	Number of Transferee Acquired Shares Transferred or Reduced	Subscriber Revised Subscription Amount

Schedule B as of ______________, 20__, accepted and agreed to as of this ____ day of ____________, 20__ by:

Decarbonization Plus Acquisition Corporation III

By:
Name:
Title:

Name of Subscriber:

Signature of Subscriber:

By:
Name:
Title:

Schedule B-1